EXHIBIT 99.1

To Form 8-K dated January 27, 2015

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

Seacoast Banking Generates Organic Loan Growth of 12% in 2014;

Acquisition and Growth Expands Net Interest Margin 39 bps and Boosts Core Profitability

Fourth Quarter 2014 Earnings Highlights

•	Adjusted net income,(1) (excluding merger costs and other adjustments) for the fourth quarter 2014 increased 27% to $4.2 million or $ 0.13 per diluted share, compared to $3.3 million, or $0.13 per diluted share in 3Q14. Based on GAAP, the net loss in 4Q14 was $1.5 million or ($0.05) per share, including merger charges and other adjustments.

•	Fully implemented previously announced expense reductions of $1.8 million and merger savings of $5.5 million during quarter. Total impact will be realized in 1Q15 as the savings achieve full quarter effect.

•	Net interest margin improved to 3.56% compared with 3.17% in preceding quarter due to loan growth, acquisition, and investment purchases.

(1) Non-GAAP measure, see reconcilement to GAAP at end of this release.

Fourth Quarter 2014 Growth Highlights

•	Assets increased $731.5 million or 31.0% from the preceding quarter, reflecting the $683.2 million from acquisition of The BANKshares, Inc.

•	Total loans increased $430.8 million or 31.0% from 3Q14. Adjusting for loans acquired, the loan portfolio grew $66.5 million, or 3.8% in the quarter and 11.8% year-over-year.

•	Deposits increased $608.0 million or 33.6% from the prior quarter; excluding deposits acquired, total deposits increased $91.7 million.

•	Noninterest bearing deposits grew to 30.0% of total deposits, from 25.7% one year ago.

STUART, FL., January 27, 2015 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) today reported a fourth quarter 2014 net loss of $1.5 million or ($0.05) per share. Excluding merger related charges and other adjustments as described below, adjusted net income increased 27% to $4.2 million or $0.13 per diluted common share, compared to $3.3 million, or $0.13 per diluted common share in the preceding quarter and $600,000, or $0.03 per diluted common share, a year ago. The company recorded a loan loss provision of $118,000, compared to a recovery of $1.4 million in the preceding quarter and a provision of $490,000 a year ago.

“The highlight of 2014 was our acquisition of The BANKshares, Inc., which closed on October 1 and expanded our presence in central Florida, particularly the greater Orlando market. This acquisition contributed $516.3 million in deposits and $364.3 million in loans to our balance sheet, and significantly boosted net interest margin in the fourth quarter. It also provides excellent opportunities for future growth in one of Florida’s fastest growing markets,” said Dennis S. Hudson, III, Chairman and CEO.

“Florida’s economic recovery is now well established, with solid job growth, declining unemployment, and high consumer confidence fueling the improvements in our markets,” Hudson continued. “We believe the Florida economy will further strengthen in 2015, as we continue to attract population inflows. Our housing markets, manufacturing base, tourism and services industries are building on current momentum, and provide a diversified base for our economy. For more information on these trends, please note the source reports sited at the end of this release.”

FINANCIAL HIGHLIGHTS: (Dollars in thousands, except share data)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013
Total assets	$3,093,335	$2,361,813	$2,294,156	$2,315,992	$2,268,940
Loans	$1,821,885	$1,391,082	$1,335,192	$1,312,456	$1,304,207
Deposits	$2,416,534	$1,808,550	$1,805,537	$1,819,795	$1,806,045
Net income (loss) available to common shareholders	$(1,517)	$2,996	$1,918	$2,299	$588
Diluted earnings per share	$(0.05)	$0.12	$0.07	$0.09	$0.03
Return on average assets	(0.20)%	0.52%	0.33%	0.41%	0.33%
Adjusted net income available to common shareholders (1)	$4,179	$3,286	$2,990	$2,533	$600
Adjusted diluted earnings per share (1)	$0.13	$0.13	$0.12	$0.10	$0.03
Adjusted return on average assets	0.55%	0.57%	0.52%	0.45%	0.33%
Average diluted shares outstanding	33,124	26,026	25,998	25,657	21,558
Pretax, pre-provision income (1)	$(2,029)	$3,832	$1,938	$3,013	$3,597
Adjusted pretax, pre-provision income (1)	$7,464	$4,341	$3,821	$3,395	$3,617
Net interest margin	3.56%	3.17%	3.10%	3.07%	3.08%
Efficiency ratio	104.5	82.8	89.4	84.3	81.9
Adjusted efficiency ratio	74.8	80.2	82.1	83.3	82.6
Annualized core operating expenses as a percent of average assets (1)	3.19	3.24	3.27	3.26	3.29

(1)	Non-GAAP measure

Management believes that the Non-GAAP measures presented facilitate the understanding of the Company’s underlying operational performance and potential future prospects.

Organic Customer Growth and Acquisition Improve Low Cost Funding

•	Noninterest bearing demand deposits increased to 30.0% of total deposits compared with 28.9% for the third quarter 2014 and 25.7% for the fourth quarter of 2013, and;

•	Average cost of deposits decreased to 11 basis points from third quarter’s 12 basis points and compared to 14 basis points a year ago.

Core customer funding totaled $2.246 billion at December 31, 2014, a $566.9 million increase from the fourth quarter of 2013. This growth included the acquisition of The BANKShares with approximately $516.3 million in total deposits consisting of $208.4 million in demand deposits, $220.5 million in NOW, money market, and savings accounts, and $87.4 million in certificates of deposit.

“We are continuing to generate growth in low-cost customer funding as a result of stronger sales execution and return on our investments in digital access for our customers and automated and digital marketing technology in early 2014. This growth occurred despite announcing and closing six branch locations,” said Hudson. “Our effort to acquire, grow, and retain profitable consumer and business customers resulted in stronger household growth in 2014. The acquisition of BANKshares increases our number of households by approximately 13%, further strengthening our customer base. We are executing improvements in the number of services per household as we focuses on cross sell execution at account opening and follow-on cross sell offerings through our automated marketing platform delivered via email, telemarketing and outbound direct mail. The growth in new households, a deepening of relationships with current households, and better retention overall is creating stronger value in our core customer franchise.”

(Dollars in thousands)	Fourth Quarter 2014	Fourth Quarter 2013	Fourth Quarter 2012	2014 vs 2013 Change	2014 vs 2012 Change
Customer Relationship Funding
Demand deposits (noninterest bearing)	$725,238	$464,006	$422,833	56.3%	71.5%
NOW	652,353	540,288	509,371	20.7	28.1
Money market accounts	450,172	331,184	343,915	35.9	30.9
Savings deposits	264,738	192,491	164,956	37.5	60.5
Time certificates of deposit	324,033	278,076	317,886	16.5	1.9
Total deposits	2,416,534	1,806,045	1,758,961	33.8	37.4
Sweep repurchase agreements	153,640	151,310	136,803	1.5	12.3
Total core customer funding (1)	2,246,141	1,679,279	1,577,878	33.8	42.4
Demand deposit mix (noninterest bearing)	30.0%	25.7%	24.0%
(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Organic Loan Growth and Acquisition Improves Loan Portfolio Yield

Total loans were $1.822 billion at December 31, 2014, up $430.8 million from September 30, 2014. Excluding loans acquired totaling $364.3 million after fair value adjustments, net loans grew $66.5 million or 3.8% (15% annualized) from the third quarter.

Residential real estate mortgage loans declined to 29.4% of total loans at year end compared with 36.6% in the third quarter of 2014 and 37.0% one year earlier. New loan production and the acquisition resulted in increases in owner occupied commercial real estate loans, commercial real estate loans and commercial and financial loans and consumer loans. The overall loan portfolio yield increased to 4.67% in the fourth quarter of 2014 compared with 4.26% in the third quarter and 4.29% in the fourth quarter of 2013.

As indicated in the table below, commercial loan originations for the quarter totaled $94.7 million, an increase of $22.1 million linked quarter and $34.7 million higher than the fourth quarter a year ago. Commercial loans originated in 2014 totaled $258.0 million, an increase of $58.3 million from 2013, and $146.6 million from 2012.

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013

Commercial pipeline	$60,136	$45,534	$58,168	$29,936	$27,830
Commercial loans closed	94,719	72,630	53,250	37,386	60,037
Total loan originations and pipeline	$154,855	$118,164	$111,418	$67,322	$87,867

•	Closed residential mortgage production totaled $57.9 million compared to $66.0 million in the third quarter and $52.4 million in the fourth quarter of 2013; and

•	Consumer loan originations (inclusive of lines of credit) totaled $28.3 million compared to $24.5 million in the third quarter, and $8.5 million in the fourth quarter of 2013.

Income Statement Highlights

Net interest Income and Margin

Net interest income for the quarter totaled $24.7 million, a $7.54 million increase from the prior quarter. Net interest margin for the quarter increased to 3.56% versus 3.13% (which excludes the 4 bps of nonaccrual loan interest recoveries) in the third quarter. The acquisition of BANKshares improved the loan mix, which together with organic loan growth during the quarter contributed approximately 33 bps to the margin improvement, in line with expectations.

During the third and fourth quarters of 2014, average investment securities increased $234.9 million, or $149.5 million excluding securities acquired from the BANKshares acquisition. Funding for the increase in investments was derived from liquidity, both legacy and that acquired in the merger, and an increase in seasonal funding from our core customer deposit base. Investments added during the third and fourth quarters were primarily uncapped, floating rate, senior collateralized loan obligations (CLO) securities with average yields at static LIBOR ranging from 1.40 to 3.30% and credit support ranging from 17 to 36%. The weighted average life of these securities at December 31, 2014, was approximately 6.5 years. The deployment of liquidity and organic balance sheet growth contributed approximately 10 bps to the margin improvement in the fourth quarter.

Noninterest Income

Noninterest income (excluding security gains) increased $992,000 from September 30, 2014. This increase includes a full quarter effect of fees generated from BANKshares accounts. Bank owned life insurance investments were transferred to Seacoast as a result of the acquisition, which were added to policies directly acquired during the quarter. The addition of these investments will provide approximately $1.3 million in tax exempt revenues in 2015.

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013

Service charges on deposit accounts	$2,208	$1,753	$1,484	$1,507	$1,778
Trust income	795	817	703	671	693
Mortgage banking fees	716	825	855	661	728
Brokerage commissions and fees	417	408	410	379	461
Marine finance fees	445	281	340	254	215
Interchange income	1,603	1,452	1,514	1,403	1,394
Bank owned life insurance	252	0	0	0	0
Other deposit based EFT fees	92	70	83	98	80
Other	613	543	507	585	617
Total	7,141	6,149	5,896	5,558	5,966

Securities gains, net	108	344	0	17	0
	$7,249	$6,493	$5,896	$5,575	$5,966

Noninterest Expense

“During the quarter, we fully implemented previously announced cost reductions primarily from streamlining our core branch network, generating savings totaling $1.8 million annualized. As expected, the one-time charges were incurred in the fourth quarter and totaled approximately $4.3 million,” said Bill Hahl, Chief Financial Officer. Previously announced annualized cost reductions totaling in excess of $5.5 million were also completed in the fourth quarter relating to the acquisition of BANKshares. The benefit associated with both items only partially impacted the fourth quarter. Taken together they are expected to further reduce expenses by an additional $1.1 million in the first quarter of 2015. These expected additional savings were not included in the computation of Adjusted Net Income for the current quarter.

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013
Noninterest Expense:

Salaries and wages	$9,998	$7,868	$7,587	$7,412	$8,077
Employee benefits	2,461	2,049	2,081	2,182	1,568
Outsourced data processing costs	1,925	1,769	1,811	1,695	1,586
Telephone / data lines	419	313	306	293	325
Occupancy expense	2,325	1,879	1,888	1,838	1,824
Furniture and equipment expense	683	628	604	571	597
Marketing expense	1,072	717	675	813	749
Legal and professional fees	1,741	884	924	935	839
FDIC assessments	476	387	411	386	451
Amortization of intangibles	446	195	196	196	196
Other	2,863	2,155	2,317	2,063	2,414
Total core operating expense (1)	24,409	18,844	18,800	18,384	18,626

Severance and organizational changes	478	328	181	212	0
Merger related charges	2,722	399	1,234	6	0
Branch closure charges and costs related to expense initiatives	4,261	68	114	0	0
Marketing and brand refresh	697	0	0	0	0
Stock compensation expense and other incentive costs related to improved outlook	1,213	0	0	0	0
Miscellaneous losses (gains)	119	(45)	144	0	190
Recovery of prior legal fees	0	0	0	0	(350)
Net loss on OREO and repossessed assets	9	156	92	53	0
Asset dispositions expense	103	139	118	128	180
Total	$34,011	$19,889	$20,683	$18,789	$18,646
(1)	Non-GAAP measure

Merger related charges in the fourth quarter totaled approximately $2.7 million and were primarily related to core system conversion costs, software and other contract termination charges, and investment banking fees. All charges related to the acquisition have been incurred or are not expected to be material to earnings moving forward. We also increased our accrual of long term stock compensation expense related to an improved outlook and other incentive costs related to better than expected production.

“During the quarter, we invested approximately $697,000 in marketing and other expenditures to refresh and reintroduce our brand,” Hudson continued. “As a part of this brand refresh, we retooled our logo and associated signage throughout our branch network and digital platforms. All costs for this logo change and additional branding were incurred in the fourth quarter.

Income Taxes

The effective tax rate for the year was 44.4%. Moving forward into the first quarter of 2015, this rate is expected to fall into a range of 36 to 38%, assuming no further nondeductible merger related charges are incurred, as expected. The anticipated 2015 rate reduction reflects the acquisition of the tax exempt bank owned life insurance policies in the fourth quarter of 2014 and additional tax exempt municipal securities transferred in the BANKshares acquisition.

Other Highlights

Credit Quality

Reflecting organic loan growth and the accounting treatment for the newly acquired loans, the provision for loan losses was $118,000 for the fourth quarter of 2014 versus net recoveries of $3.6 million for the first nine months of 2014. Acquired loans were recorded in accordance with ASC Topic 805. As a result, loans acquired on October 1, 2014 from BANKshares, Inc. did not have an allocation for loan losses and were recorded at fair value.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the fourth quarter of 1.2%, down from 2.1 % at December 31, 2013;

•	Nonperforming assets to total assets declined to 0.9%, compared to 1.5% a year ago;

•	The allowance for loan losses for non-acquired loans to total non-acquired loans was 1.14% at year-end compared with 1.26% in the third quarter of 2014 and 1.54% one year ago. The discount recorded for acquired loans to total acquired loans at year end was 3.56%.

Capital Ratios

Capital ratios remain healthy and well above regulatory requirements for well-capitalized institutions. Tier 1 capital ratio is estimated at 17.7% and the total risk based capital ratio was 18.6% at December 31, 2014. The tier 1 leverage ratio is estimated at 11.7% at December 31, 2014 compared to 11.3 % at September 30, 2014 and 9.6 % the prior year.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures. All amounts are in thousands except per share data (unaudited):

Adjusted Net Income

To better evaluate its earnings, the Company removes certain items to arrive at Adjusted net income, Adjusted pretax, pre-provision income and Adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

(Dollars in thousands)	Fourth Quarter 2014	Third Quarter 2014	Second Quarter 2014	First Quarter 2014	Fourth Quarter 2013
Net income (loss) available to common shareholders	$(1,517)	$2,996	$1,918	$2,299	$588
Severance	478	328	181	212	0
Merger related charges	2,722	399	1,234	6	0
Branch closure charges and costs related to expense initiatives	4,261	68	114	0	0
Marketing and brand refresh expense	697	0	0	0	0
Stock compensation expense and other incentive costs related to improved outlook	1,213	0	0	0	0
Security losses (gains)	(108)	(344)	0	(17)	0
Miscellaneous losses (gains)	119	(45)	144	0	190
Recovery of prior legal fees	0	0	0	0	(350)
Recovery of non-accrual loan interest	0	(192)	0	0	0
Net loss on OREO and repossessed assets	9	156	92	53	0
Asset dispositions expense	103	139	118	128	180
Effective tax rate on adjustments	(3,798)	(219)	(811)	(148)	(8)
Adjusted Net Income (1)	$4,179	$3,286	$2,990	$2,533	$600
Provision (recapture) for loan losses	118	(1,425)	(1,444)	(735)	490
Income taxes	3,167	2,480	2,275	1,597	1,265
Preferred stock dividends and accretion of discount	0	0	0	0	1,262
Adjusted pretax, pre-provision income (1)	$7,464	$4,341	$3,821	$3,395	$3,617
Adjusted diluted earnings per share (1)	$0.13	$0.13	$0.12	$0.10	$0.03
Average shares outstanding	33,124	26,026	25,998	25,657	21,558

(1)	Non-GAAP measure

Conference Call Information

Seacoast will host a conference call on Wednesday, January 28, 2015 at 8:30 a.m. (Eastern Time) to discuss the earnings results. Investors may call in at (800) 774-6070 (passcode: 7789246; host: Dennis S. Hudson).  Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services.”  A replay of the call will be available for one month, the afternoon of January 28, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services.”  Beginning the afternoon of January 28, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.1 billion in assets and $2.4 billion in deposits. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 43 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank (including BANKshares offices), and five Accelerate Commercial Banking Centers.  Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties.

Sources:

http://iec.ucf.edu/file.axd?file=2014%2f12%2ffl-forecast-december-2014-s.pdf

http://floridataxwatch.org/resources/pdf/EconPreview2015.pdf

http://media.floridarealtors.org/market-data/

http://floridapolitics.com/archives/2997

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013, under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)	01/31/15
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Summary of Earnings
Net income (loss)	$(1,517)	$2,996	$1,850	$5,696	$51,989
Net income available to common shareholders (loss)	(1,517)	2,996	588	5,696	47,916
Net interest income (1)	24,883	17,282	16,336	75,221	65,435
Net interest margin (1), (2)	3.56	3.17	3.08	3.25	3.15
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3), (7)	(0.20)%	0.52%	0.33%	0.23%	2.38%
Return on average shareholders' equity-GAAP basis (2), (3), (7)	(1.89)	4.97	3.10	2.22	28.36
Return on average tangible common shareholders' equity-GAAP basis (2), (3), (4)	(1.71)	5.19	3.32	2.57	28.81
Efficiency ratio (5)	104.46	82.78	81.92	91.57	80.60
Noninterest income to total revenue	22.40	26.30	26.82	24.83	27.16

Per Share Data
Net income (loss) diluted-GAAP basis (6)	$(0.05)	$0.12	$0.03	$0.21	$2.44
Net income (loss) basic-GAAP basis (6)	(0.05)	0.12	0.03	0.21	2.46
Book value per share common (6)	9.44	9.07	8.40	9.44	8.40
Tangible book value per share (6)	8.51	9.06	8.37	8.51	8.37
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less preferred stock and intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.
(7)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $4,555 for the total year 2013, adjusted return on average assets 0.32 percent, and adjusted return on average shareholders' equity 3.85 percent, respectively.

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	December 31,
(Dollars in thousands, except share data)	2014	2014	2013

Selected Financial Data
Total assets	$3,093,335	$2,361,813	$2,268,940
Securities available for sale (at fair value)	741,375	601,541	641,611
Securities held for investment (at amortized cost)	207,904	176,724	0
Net loans	1,804,814	1,373,511	1,284,139
Deposits	2,416,534	1,808,550	1,806,045
Total shareholders' equity	312,651	235,955	198,604
Common shareholders' equity	312,651	235,955	198,604

Average Balances (Year-to-Date)
Total average assets	$2,485,259	$2,299,291	$2,186,757
Less: intangible assets	8,840	428	1,104
Total average tangible assets	$2,476,419	$2,298,863	$2,185,653

Total average equity	$256,867	$235,837	$183,304
Less: intangible assets	8,840	428	1,104
Total average tangible equity	$248,027	$235,409	$182,200

Credit Analysis
Net charge-offs (recoveries) year-to-date - non-acquired loans	$(553)	$(1,107)	$5,224
Net charge-offs year-to-date - acquired loans	64	-	-
Total net charge-offs (recoveries) year-to-date	(489)	(1,107)	5,224

Net charge-offs (recoveries) to average loans (annualized) - non-acquired loans	(0.04)%	(0.11)%	0.41%
Net charge-offs to average loans (annualized) - acquired loans	0.01	-	-
Total net charge-offs (recoveries) to average loans (annualized)	(0.03)	(0.11)	0.41

Loan loss provision (recapture) year-to-date - non-acquired loans	$(3,550)	$(3,604)	$3,188
Loan loss provision year-to-date - acquired loans	64	-	-
Total loan loss provision (recapture) year-to-date	(3,486)	(3,604)	3,188

Allowance to loans at end of period - non-acquired loans	1.14%	1.26%	1.54%
Discount for credit losses to acquired loans at end of period	3.56	-	-

Nonperforming loans - non-acquired loans	$18,563	$18,942	$27,672
Nonperforming loans - acquired loans	3,101	-	-
Other real estate owned - non-acquired	5,567	5,018	6,860
Other real estate owned - acquired	1,895	-	-
Total nonperforming assets	$29,126	$23,960	$34,532

Restructured loans (accruing)	$24,997	$28,969	$25,137

Purchased noncredit impaired loans	$332,508	$-	$-
Purchased credit impaired loans	7,814	-	-
Total acquired loans	$340,322	$-	$-

Nonperforming loans to loans at end of period - non-acquired loans	1.02%	1.36%	2.12%
Nonperforming loans to loans at end of period - acquired loans	0.17	-	-
Total nonperforming loans to loans at end of period	1.19	1.36	2.12

Nonperforming assets to total assets - non-acquired	0.78%	1.01%	1.52%
Nonperforming assets to total assets - aquired	0.16	-	-
Total nonperforming assets to total assets	0.94	1.01	1.52

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)	01/23/15
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2014	2013	2014	2013

Interest on securities:
Taxable	$4,728	$3,452	$15,448	$12,856
Nontaxable	182	16	211	68
Interest and fees on loans	21,070	13,924	63,586	56,971
Interest on federal funds sold and other investments	292	224	1,017	868
Total Interest Income	26,272	17,616	80,262	70,763

Interest on deposits	297	196	864	782
Interest on time certificates	375	444	1,538	1,947
Interest on borrowed money	867	699	2,953	2,828
Total Interest Expense	1,539	1,339	5,355	5,557

Net Interest Income	24,733	16,277	74,907	65,206
Provision (recapture) for loan losses	118	490	(3,486)	3,188
Net Interest Income After Provision for Loan Losses	24,615	15,787	78,393	62,018

Noninterest income:
Service charges on deposit accounts	2,208	1,778	6,952	6,711
Trust income	795	693	2,986	2,711
Mortgage banking fees	716	728	3,057	4,173
Brokerage commissions and fees	417	461	1,614	1,631
Marine finance fees	445	215	1,320	1,189
Interchange income	1,603	1,394	5,972	5,404
Other deposit based EFT fees	92	80	343	342
BOLI Income	252	0	252	0
Other	613	617	2,248	2,158
	7,141	5,966	24,744	24,319
Securities gains, net	108	0	469	419
Total Noninterest Income	7,249	5,966	25,213	24,738

Noninterest expenses:
Salaries and wages	11,676	8,077	35,132	31,006
Employee benefits	2,461	1,568	8,773	7,327
Outsourced data processing costs	3,506	1,586	8,781	6,372
Telephone / data lines	419	325	1,331	1,253
Occupancy	6,417	1,824	12,022	7,178
Furniture and equipment	1,132	597	2,935	2,334
Marketing	1,561	749	3,974	2,339
Legal and professional fees	2,562	489	6,878	2,458
FDIC assessments	476	451	1,660	2,601
Amortization of intangibles	446	196	1,033	783
Asset dispositions expense	103	180	488	740
Net loss on other real estate owned and repossessed assets	9	0	310	1,289
Other	3,243	2,604	10,049	9,472
Total Noninterest Expenses	34,011	18,646	93,366	75,152

Income Before Income Taxes	(2,147)	3,107	10,240	11,604
Income taxes (benefit)	(630)	1,257	4,544	(40,385)

Net Income	(1,517)	1,850	5,696	51,989
Preferred stock dividends and accretion on preferred stock discount	-	1,262	-	4,073
Net Income Available to Common Shareholders	$(1,517)	$588	$5,696	$47,916

Per share of common stock:

Net income diluted	$(0.05)	$0.03	$0.21	$2.44
Net income basic	(0.05)	0.03	0.21	2.46
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	33,123,525	21,558,079	27,716,895	19,650,005
Average basic shares outstanding	32,888,612	21,386,775	27,538,955	19,449,560

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)	01/23/15
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	December 31,
(Dollars in thousands, except share data)	2014	2013

Assets
Cash and due from banks	$64,411	$48,561
Interest bearing deposits with other banks	36,128	143,063
Total Cash and Cash Equivalents	100,539	191,624

Securities:
Available for sale (at fair value)	741,375	641,611
Held for investment (at amortized cost)	207,904	0
Total Securities	949,279	641,611

Loans available for sale	12,078	13,832

Loans, net of deferred costs	1,821,885	1,304,207
Less: Allowance for loan losses	(17,071)	(20,068)
Net Loans	1,804,814	1,284,139

Bank premises and equipment, net	45,086	34,505
Other real estate owned	7,462	6,860
Other intangible assets	7,454	718
Goodwill	23,217	0
Other assets	143,406	95,651
	$3,093,335	$2,268,940

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$725,238	$464,006
NOW	652,353	540,288
Savings deposits	264,738	192,491
Money market accounts	450,172	331,184
Other time certificates	173,247	154,743
Brokered time certificates	7,034	9,776
Time certificates of $100,000 or more	143,752	113,557
Total Deposits	2,416,534	1,806,045

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	233,640	151,310
Borrowed funds	50,000	50,000
Subordinated debt	64,583	53,610
Other liabilities	15,927	9,371
	2,780,684	2,070,336

Shareholders' Equity
Common stock	3,300	2,364
Additional paid in capital	379,249	277,290
Accumulated deficit	(65,000)	(70,695)
Treasury stock	(71)	(11)
	317,478	208,948
Accumulated other comprehensive (loss), net	(4,827)	(10,344)
Total Shareholders' Equity	312,651	198,604
	$3,093,335	$2,268,940

Common Shares Outstanding	33,136,592	23,637,434

Note: The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)	01/23/15
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2014				2013
(Dollars in thousands, except per share data)	Fourth	Third	Second	First	Fourth
Net income (loss)	$(1,517)	$2,996	$1,918	$2,299	$1,850

Operating Ratios
Return on average assets-GAAP basis (2),(3)	(0.20)%	0.52%	0.33%	0.41%	0.33%
Return on average tangible assets (2),(3),(4)	(0.16)	0.54	0.36	0.43	0.35
Return on average shareholders' equity-GAAP basis (2),(3)	(1.89)	4.97	3.25	4.02	3.10
Efficiency ratio (5)	104.46	82.78	89.42	84.30	81.92
Noninterest income to total revenue	22.40	26.30	26.06	25.52	26.82

Net interest margin (1),(2)	3.56	3.17	3.10	3.07	3.08
Average equity to average assets	10.51	10.37	10.27	10.13	10.55

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$554	$(856)	$(112)	$(139)	$838
Net charge-offs - acquired loans	64	-	-	-	-
Total net charge-offs (recoveries)	618	(856)	(112)	(139)	838

Net charge-offs (recoveries) to average loans - non-acquired loans	0.12%	(0.25)%	(0.03)%	(0.04)%	0.26%
Net charge-offs (recoveries) to average loans - acquired loans	0.02	-	-	-	-
Total net charge-offs (recoveries) to average loans	0.14	(0.25)	(0.03)	(0.04)	0.26

Loan loss provision (recapture) - non-acquired loans	$54	$(1,425)	$(1,444)	$(735)	$490
Loan loss provision (recapture) - acquired loans	64	-	-	-	-
Total loan loss provision (recapture)	118	(1,425)	(1,444)	(735)	490

Allowance to loans at end of period - non-acquired loans	1.14%	1.26%	1.36%	1.48%	1.54%
Discount for credit losses to acquired loans at end of period	3.56%	-%	-%	-%	-%

Nonperforming loans - non-acquired loans	$18,563	$18,942	$21,745	$26,220	$27,672
Nonperforming loans - acquired loans	3,101	-	-	-	-
Other real estate owned - non-acquired	5,567	5,018	6,198	6,369	6,860
Other real estate owned - acquired	1,895	-	-	-	-
Total nonperforming assets	$29,126	$23,960	$27,943	$32,589	$34,532

Restructured loans (accruing)	$24,997	$28,969	$28,157	$24,537	$25,137

Purchased noncredit impaired loans	$332,508	$-	$-	$-	$-
Purchased credit impaired loans	7,814	-	-	-	-
Total acquired loans	$340,322	$-	$-	$-	$-

Nonperforming loans to loans at end of period - non-acquired loans	1.02%	1.36%	1.63%	2.00%	2.12%
Nonperforming loans to loans at end of period - acquired loans	0.17	-	-	-	-
Total nonperforming loans to loans at end of period	1.19	1.36	1.63	2.00	2.12

Nonperforming assets to total assets - non-acquired	0.78%	1.01%	1.22%	1.41%	1.52%
Nonperforming assets to total assets - acquired	0.16	-	-	-	-
Total nonperforming assets to total assets	0.94	1.01	1.22	1.41	1.52

Per Share Common Stock
Net income (loss) diluted-GAAP basis (6)	$(0.05)	$0.12	$0.07	$0.09	$0.03
Net income (loss) basic-GAAP basis (6)	(0.05)	0.12	0.07	0.09	0.03

Cash dividends declared (6)	0.00	0.00	0.00	0.00	0.00
Book value per share common (6)	9.44	9.07	9.02	8.79	8.40

Average Balances
Total average assets	$3,037,061	$2,305,799	$2,304,870	$2,286,998	$2,245,155
Less: Intangible assets	33,803	237	422	629	813
Total average tangible assets	$3,003,258	$2,305,562	$2,304,448	$2,286,369	$2,244,342

Total average equity	$319,233	$239,031	$236,632	$231,769	$236,950
Less: Intangible assets	33,803	237	422	629	813
Total average tangible equity	$285,430	$238,794	$236,210	$231,140	$236,137

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

	December 31,	December 31,
SECURITIES	2014	2013

U.S. Treasury and U.S. Government Agencies	$3,899	$100
Mortgage-backed	587,933	602,568
Collateralized loan obligations	125,225	32,179
Obligations of states and political subdivisions	24,318	6,764
Securities Available for Sale	741,375	641,611

Mortgage-backed	182,076	0
Collateralized loan obligations	25,828	0
Securities Held for Investment	207,904	0
Total Securities	$949,279	$641,611

	December 31,	December 31,
LOANS	2014	2013

Construction and land development	$87,036	$67,450
Real estate mortgage	1,524,044	1,113,128
Installment loans to individuals	52,897	44,713
Commercial and financial	157,396	78,636
Other loans	512	280
Total Loans	$1,821,885	$1,304,207

AVERAGE BALANCES	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014				2013	3rd Qtr	4th Qtr
(Dollars in thousands)	Fourth	Third	Second	First	Fourth	2014	2013

Assets
Earning assets:
Securities:
Taxable	$897,472	$698,274	$677,600	$653,646	$655,176	28.5%	37.0%
Nontaxable	15,871	742	827	1,016	1,560	2,038.9	917.4
Total Securities	913,343	699,016	678,427	654,662	656,736	30.7	39.1

Federal funds sold and other investments	63,690	98,711	153,410	188,048	156,823	(35.5)	(59.4)

Loans, net	1,794,423	1,365,978	1,338,415	1,307,796	1,293,373	31.4	38.7

Total Earning Assets	2,771,456	2,163,705	2,170,252	2,150,506	2,106,932	28.1	31.5

Allowance for loan losses	(18,723)	(17,972)	(19,784)	(20,205)	(20,817)	4.2	(10.1)
Cash and due from banks	88,745	44,172	35,735	37,186	40,836	100.9	117.3
Premises and equipment	47,379	34,717	34,948	34,731	34,750	36.5	36.3
Other assets	148,204	81,177	83,719	84,780	83,454	82.6	77.6

	$3,037,061	$2,305,799	$2,304,870	$2,286,998	$2,245,155	31.7	35.3

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$585,895	$489,138	$498,285	$507,313	$483,569	19.8%	21.2%
Savings deposits	263,066	212,479	205,686	197,300	190,558	23.8	38.1
Money market accounts	457,364	339,937	336,772	330,787	332,576	34.5	37.5
Time deposits	327,327	252,179	259,325	270,215	282,543	29.8	15.9
Federal funds purchased and other short term borrowings	227,806	153,696	150,108	155,656	142,999	48.2	59.3
Other borrowings	114,560	103,610	103,610	103,610	103,610	10.6	10.6

Total Interest-Bearing Liabilities	1,976,018	1,551,039	1,553,786	1,564,881	1,535,855	27.4	28.7

Demand deposits (noninterest-bearing)	728,410	506,478	505,892	481,048	462,830	43.8	57.4
Other liabilities	13,400	9,251	8,560	9,300	9,520	44.8	40.8
Total Liabilities	2,717,828	2,066,768	2,068,238	2,055,229	2,008,205	31.5	35.3

Shareholders' equity	319,233	239,031	236,632	231,769	236,950	33.6	34.7

	$3,037,061	$2,305,799	$2,304,870	$2,286,998	$2,245,155	31.7	35.3

AVERAGE YIELDS / RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2014				2013
(Dollars in thousands)	Fourth	Third	Second	First	Fourth

Assets
Earning assets:
Securities:
Taxable	2.11%	2.09%	2.14%	2.10%	2.11%
Nontaxable	7.03	7.01	6.77	6.69	6.41
Total Securities	2.19	2.10	2.15	2.11	2.12

Federal funds sold and other investments	1.82	0.85	0.64	0.58	0.57

Loans, net	4.67	4.26	4.24	4.29	4.29

Total Earning Assets	3.78	3.40	3.33	3.31	3.33

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.08	0.07	0.08	0.08	0.08
Savings deposits	0.06	0.04	0.04	0.05	0.05
Money market accounts	0.12	0.09	0.08	0.08	0.09
Time deposits	0.45	0.58	0.60	0.61	0.62
Federal funds purchased and other short term borrowings	0.17	0.18	0.17	0.17	0.17
Other borrowings	2.67	2.43	2.43	2.44	2.44

Total Interest-Bearing Liabilities	0.31	0.32	0.33	0.33	0.35

Interest expense as a % of earning assets	0.22	0.23	0.23	0.24	0.25
Net interest income as a % of earning assets	3.56	3.17	3.10	3.07	3.08

(1) On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014				2013	3rd Qtr	4th Qtr
(Dollars in thousands)	Fourth	Third	Second	First	Fourth	2014	2013

Assets
Earning assets:
Securities:
Taxable	$4,728	$3,656	$3,630	$3,434	$3,452	29.3%	37.0%
Nontaxable	279	13	14	17	25	2,046.2	1,016.0
Total Securities	5,007	3,669	3,644	3,451	3,477	36.5	44.0

Federal funds sold and other investments	292	211	246	268	224	38.4	30.4

Loans, net	21,123	14,665	14,151	13,849	13,974	44.0	51.2

Total Earning Assets	26,422	18,545	18,041	17,568	17,675	42.5	49.5

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	112	91	94	102	96	23.1	16.7
Savings deposits	42	24	23	24	26	75.0	61.5
Money market accounts	143	74	67	68	74	93.2	93.2
Time deposits	375	370	386	407	444	1.4	(15.5)
Federal funds purchased and other short term borrowings	97	69	65	66	62	40.5	56.5
Other borrowings	770	635	627	624	637	21.3	20.9

Total Interest-Bearing Liabilities	1,539	1,263	1,262	1,291	1,339	21.9	14.9

Net interest income	24,883	17,282	16,779	16,277	16,336	44.0	52.3

(1) On a fully taxable equivalent basis. Fees on loans have been included in interest on loans

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014				2013
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$481,327	$301,630	$293,515	$291,221	$261,938
Retail	190,120	162,392	167,172	173,698	159,117
Public funds	41,201	39,329	33,223	34,636	32,971
Other	12,590	18,650	15,888	14,370	9,980
	725,238	522,001	509,798	513,925	464,006

NOW accounts
Commercial	58,173	41,131	41,423	41,281	43,241
Retail	407,653	324,690	327,762	329,226	324,583
Public funds	186,527	114,006	124,742	134,191	172,464
	652,353	479,827	493,927	504,698	540,288

Total Transaction Accounts
Commercial	539,500	342,761	334,938	332,501	305,179
Retail	597,773	487,082	494,934	502,924	483,700
Public funds	227,728	153,335	157,965	168,828	205,435
Other	12,590	18,650	15,888	14,370	9,980
	1,377,591	1,001,828	1,003,725	1,018,623	1,004,294

Savings accounts	264,738	215,076	208,333	202,170	192,491

Money market accounts
Commercial	172,417	118,385	114,662	109,158	100,601
Retail	264,725	218,376	213,927	221,762	221,062
Public funds	13,030	7,965	6,657	6,488	9,521
	450,172	344,726	335,246	337,408	331,184

Time certificates of deposit	324,033	246,920	258,233	261,594	278,076
Total Deposits	$2,416,534	$1,808,550	$1,805,537	$1,819,795	$1,806,045

Sweep repurchase agreements	$153,640	$124,436	$141,662	$156,136	$151,310

Total core customer funding (1)	$2,246,141	$1,686,066	$1,688,966	$1,714,337	$1,679,279

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014				2013
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$7.8	$6.6	$6.1	$6.2	$6.6	$7.1	$7.5	$7.8
Marine loans	26.2	24.4	23.3	20.8	20.2	21.3	16.7	15.4
Other	18.9	16.6	15.8	17.6	17.9	18.8	20.1	20.0
	52.9	47.6	45.2	44.6	44.7	47.2	44.3	43.2
Construction and land development to individuals
Lot loans	15.5	13.3	13.1	13.3	12.9	14.7	15.5	16.6
Construction	18.2	17.0	16.7	24.4	21.3	19.7	20.7	20.8
	33.7	30.3	29.8	37.7	34.2	34.4	36.2	37.4
Residential real estate
Adjustable	441.2	417.0	407.7	392.5	391.9	378.4	372.6	365.8
Fixed rate	93.9	92.2	91.0	89.8	91.1	94.7	97.5	98.2
Home equity mortgages	71.8	52.1	54.9	60.6	62.0	61.8	62.2	61.3
Home equity lines	80.0	62.0	53.2	49.7	47.7	47.7	49.1	49.3
	686.9	623.3	606.8	592.6	592.7	582.6	581.4	574.6

TOTAL CONSUMER	773.5	701.2	681.8	674.9	671.6	664.2	661.9	655.2

Commercial & financial	157.4	91.3	87.3	79.4	78.6	70.8	65.2	64.8

Construction and land development for commercial
Residential
Single family residences	6.8	4.8	5.1	1.8	2.0	-	-	-
Single family land and lots	6.1	4.3	4.5	4.7	4.9	4.9	5.0	4.9
Townhomes	0.3	-	1.1	0.5	-	-	-	-
Multifamily	3.0	3.5	3.5	3.6	3.7	3.8	3.9	3.9
	16.2	12.6	14.2	10.6	10.6	8.7	8.9	8.8
Commercial
Office buildings	1.6	-	-	-	-	1.6	1.6	1.1
Retail trade	0.7	2.5	2.4	2.9	7.7	1.8	1.8	-
Land	18.2	4.2	4.1	4.4	4.9	7.3	7.2	7.8
Healthcare	-	-	-	7.1	5.4	4.7	2.9	3.3
Churches and educational facilities	2.9	1.0	1.6	1.1	3.8	4.0	2.5	1.2
Lodging	7.1	6.9	5.2	3.4	0.9	0.3	-	-
Convenience stores	3.2	0.3	0.1	-	-	-	-	-
Industrial buildings	2.7	-	-	-	-	-	-	-
Auto and RV dealerships	0.3	-	-	-	-	-	-	-
Other	0.4	-	-	-	-	-	-	-
	37.1	14.9	13.4	18.9	22.7	19.7	16.0	13.4

Total construction and land development	53.3	27.5	27.6	29.5	33.3	28.4	24.9	22.2

Commercial real estate
Office buildings	235.7	127.1	122.8	120.0	118.7	118.2	112.0	112.5
Retail trade	205.5	163.4	142.8	142.0	130.6	128.9	135.5	122.2
Industrial	157.3	89.6	82.2	76.7	81.1	79.6	83.3	73.4
Healthcare	50.6	40.7	41.6	44.1	45.5	38.8	42.1	39.4
Churches and educational facilities	26.1	26.0	26.7	26.9	25.3	24.2	26.4	26.9
Recreation	3.2	3.3	3.3	2.4	2.5	2.5	2.6	2.6
Multifamily	17.4	17.0	18.7	17.2	16.8	6.2	9.5	8.5
Mobile home parks	1.7	1.7	1.7	1.8	1.9	1.9	1.9	2.0
Lodging	16.9	16.9	17.0	16.9	17.1	17.3	17.5	18.0
Restaurant	3.3	3.3	3.9	3.7	3.7	3.8	3.5	3.6
Agricultural	2.6	2.6	4.6	4.7	7.0	7.2	7.1	5.9
Convenience stores	21.2	23.3	20.9	22.0	20.8	21.0	20.2	20.2
Marina	18.5	18.6	18.5	20.6	21.3	21.5	20.9	21.1
Other	77.2	37.2	33.5	29.4	28.1	27.9	31.1	25.1
	837.2	570.7	538.2	528.4	520.4	499.0	513.6	481.4

TOTAL COMMERCIAL	1,047.9	689.5	653.1	637.3	632.3	598.2	603.7	568.4

Other	0.5	0.4	0.3	0.2	0.3	0.5	0.3	0.2
	$1,821.9	$1,391.1	$1,335.2	$1,312.4	$1,304.2	$1,262.9	$1,265.9	$1,223.8

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014				2013
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$1.2	$0.5	$(0.1)	$(0.4)	$(0.5)	$(0.4)	$(0.3)	$-
Marine loans	1.8	1.1	2.5	0.6	(1.1)	4.6	1.3	(3.0)
Other	2.3	0.8	(1.8)	(0.3)	(0.9)	(1.3)	0.1	(0.7)
	5.3	2.4	0.6	(0.1)	(2.5)	2.9	1.1	(3.7)
Construction and land development to individuals
Lot loans	2.2	0.2	(0.2)	0.4	(1.8)	(0.8)	(1.1)	(0.1)
Construction	1.2	0.3	(7.7)	3.1	1.6	(1.0)	(0.1)	(1.4)
	3.4	0.5	(7.9)	3.5	(0.2)	(1.8)	(1.2)	(1.5)
Residential real estate
Adjustable	24.2	9.3	15.2	0.6	13.5	5.8	6.8	4.8
Fixed rate	1.7	1.2	1.2	(1.3)	(3.6)	(2.8)	(0.7)	(0.8)
Home equity mortgages	19.7	(2.8)	(5.7)	(1.4)	0.2	(0.4)	0.9	3.3
Home equity lines	18.0	8.8	3.5	2.0	-	(1.4)	(0.2)	(2.1)
	63.6	16.5	14.2	(0.1)	10.1	1.2	6.8	5.2

TOTAL CONSUMER	72.3	19.4	6.9	3.3	7.4	2.3	6.7	-

Commercial & financial	66.1	4.0	7.9	0.8	7.8	5.6	0.4	2.9

Construction and land development for commercial
Residential
Single family residences	2.0	(0.3)	3.3	(0.2)	2.0	-	-	-
Single family land and lots	1.8	(0.2)	(0.2)	(0.2)	-	(0.1)	0.1	(0.7)
Townhomes	0.3	(1.1)	0.6	0.5	-	-	-	-
Multifamily	(0.5)	-	(0.1)	(0.1)	(0.1)	(0.1)	-	(0.4)
	3.6	(1.6)	3.6	(0.0)	1.9	(0.2)	0.1	(1.1)
Commercial
Office buildings	1.6	-	-	-	(1.6)	-	0.5	1.1
Retail trade	(1.8)	0.1	(0.5)	(4.8)	5.9	-	1.8	-
Land	14.0	0.1	(0.3)	(0.5)	(2.4)	0.1	(0.6)	(1.8)
Healthcare	-	-	(7.1)	1.7	0.7	1.8	(0.4)	1.5
Churches and educational facilities	1.9	(0.6)	0.5	(2.7)	(0.2)	1.5	1.3	0.7
Lodging	0.2	1.7	1.8	2.5	0.6	0.3	-	-
Convenience stores	2.9	0.2	0.1	-	-	-	-	-
Industrial buildings	2.7	-	-	-	-	-	-	-
Auto and RV dealerships	0.3	-	-	-	-	-	-	-
Other	0.4	-	-	-	-	-	-	-
	22.2	1.5	(5.5)	(3.8)	3.0	3.7	2.6	1.5

Total construction and land development	25.8	(0.1)	(1.9)	(3.8)	4.9	3.5	2.7	0.4

Commercial real estate
Office buildings	108.6	4.3	2.8	1.3	0.5	6.2	(0.5)	7.8
Retail trade	42.1	20.6	0.8	11.4	1.7	(6.6)	13.3	(4.5)
Industrial	67.7	7.4	5.5	(4.4)	1.5	(3.7)	9.9	0.8
Healthcare	9.9	(0.9)	(2.5)	(1.4)	6.7	(3.3)	2.7	(1.3)
Churches and educational facilities	0.1	(0.7)	(0.2)	1.6	1.1	(2.2)	(0.5)	(1.7)
Recreation	(0.1)	-	0.9	(0.1)	-	(0.1)	-	(0.1)
Multifamily	0.4	(1.7)	1.5	0.4	10.6	(3.3)	1.0	(0.5)
Mobile home parks	-	-	(0.1)	(0.1)	-	-	(0.1)	-
Lodging	-	(0.1)	0.1	(0.2)	(0.2)	(0.2)	(0.5)	(0.7)
Restaurant	-	(0.6)	0.2	-	(0.1)	0.3	(0.1)	0.1
Agricultural	-	(2.0)	(0.1)	(2.3)	(0.2)	0.1	1.2	(0.2)
Convenience stores	(2.1)	2.4	(1.1)	1.2	(0.2)	0.8	-	(0.3)
Marina	(0.1)	0.1	(2.1)	(0.7)	(0.2)	0.6	(0.2)	(0.1)
Other	40.0	3.7	4.1	1.3	0.2	(3.2)	6.0	(4.7)
	266.5	32.5	9.8	8.0	21.4	(14.6)	32.2	(5.4)

TOTAL COMMERCIAL	358.4	36.4	15.8	5.0	34.1	(5.5)	35.3	(2.1)

Other	0.1	0.1	0.1	(0.1)	(0.2)	0.2	0.1	(0.2)
	$430.8	$55.9	$22.8	$8.2	$41.3	$(3.0)	$42.1	$(2.3)